Portfolio Highlights Average Leverage Ratio $2-$40.7 Million 2.11 Years Average Investment Balance Weighted average of the loan to value’s at origination, based on current loan balance. As of 12/31/2019 Portfolio Size $664.8 Million $13.6 Million Range of Investment Balances Investments 49 Average First Mortgage Term 67.7% Exhibit 99.1

Current Portfolio Investments by Floating vs. Fixed Rate Portfolio Size of $664.8 Million Fixed Rate Floating Rate Based on par value of investments as of 12/31/2019

Current Portfolio Investments by Loan Type Portfolio Size of $664.8 Million CMBS First Mortgage Credit Loan Based on par value of investments as of 12/31/2019

Current Portfolio Investments by Region Southwest West Southeast Mid Atlantic Rocky Mountain Based on par value of investments as of 12/31/2019 Investments by Region do not include CMBS investments.

Investments by Property Type Current Portfolio Multifamily Hospitality Office Retail Mixed Use Based on par value of investments as of 12/31/2019 Investments by Property Type do not include CMBS investments. 1%

Current Portfolio Investment Portfolio Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $32.0M Multifamily 11/2019 12/2023 First Mortgage $13.4M Multifamily 10/2019 11/2022 First Mortgage $20.4M Office 10/2019 10/2022 First Mortgage $30M Multifamily 9/2019 10/2022 First Mortgage $14.9M Office 9/2019 10/2023 First Mortgage $7.0M Office 8/2019 9/2022 First Mortgage $14M Office 7/2019 8/2021 First Mortgage $6.35M Mixed-Use 6/2019 7/2022 First Mortgage $40.7M Office 6/2019 7/2022 First Mortgage $12.1M Multifamily 5/2019 6/2022 First Mortgage $24M Multifamily 5/2019 6/2022 First Mortgage $6.8M Multifamily 4/2019 5/2021 As of 12/31/2019

Current Portfolio Investment Portfolio (continued) Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $15.8M Industrial 4/2019 4/2022 First Mortgage $10.3M Multifamily 1/2019 2/2022 First Mortgage $14.2M Multifamily 1/2019 2/2022 First Mortgage $16.15M Hospitality 12/2018 1/2022 First Mortgage $24.5M Hospitality 12/2018 12/2020 First Mortgage $26.7M Multifamily 11/2018 12/2020 First Mortgage $5.2M Multifamily 11/2018 12/2021 First Mortgage $6.8M Multifamily 10/2018 11/2021 First Mortgage $19.4M Multifamily 10/2018 10/2020 First Mortgage $8.5M Multifamily 9/2018 10/2021 First Mortgage $24.1M Office 9/2018 9/2021 First Mortgage $16.3M Multifamily 8/2018 9/2021 First Mortgage $6.9M Multifamily 5/2018 6/2021 As of 12/31/2019

Current Portfolio Investment Portfolio (continued) Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $31M Industrial 5/2018 5/2021 First Mortgage $11.9M Retail 3/2018 4/2021 First Mortgage $15.6M Office 12/2017 12/2020 First Mortgage $14.65M Office 12/2017 1/2021 Credit Loan $6M Office 10/2019 10/2024 Credit Loan $3.0M Hospitality 3/2018 4/2023 Credit Loan $7.5M Office 9/2017 10/2027 CMBS $11.5M Hospitality 12/2019 12/2021 CMBS $4M Hospitality 10/2019 8/2021 CMBS $10.3M Office 10/2019 9/2022 CMBS $10M Multifamily 7/2019 7/2021 CMBS $8.0M Mixed Use 7/2019 6/2021 CMBS $17.6M Hospitality 5/2019 5/2021 As of 12/31/2019

Current Portfolio Investment Portfolio (continued) Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date CMBS $10M Office 3/2019 3/2020 CMBS $8.5M Hospitality 12/2018 6/2020 CMBS $9.7M Hospitality 9/2018 6/2021 CMBS $10M Hospitality 8/2018 6/2020 CMBS $10M Hospitality 5/2018 5/2020 CMBS $27.7M Hospitality 5/2018 5/2020 CMBS $2.0M Hospitality 5/2018 5/2020 CMBS $5.0M Hospitality 2/2018 2/2020 CMBS $5.0M Hospitality 12/2017 12/2020 CMBS $4.1M Hospitality 9/2017 8/2020 CMBS $5.1M Retail 7/2017 7/2020 As of 12/31/2019